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                                                                    EXHIBIT 23.4



        CONSENT OF MORET ERNST & YOUNG ACCOUNTANTS, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Uniphase Corporation 1998 Employee Stock Purchase Plan and Amended and Restated 1993 Flexible Stock Incentive Plan of our report dated August 19, 1998, with respect to the financial statements of Philips Optoelectronics, a Division of Koninklijke Philips Electronics N.V. included in its Amendment No. 2 to the Current Report on Form 8-K/A dated August 24, 1998, filed with the Securities and Exchange Commission.


                                       /s/ Moret Ernst & Young Accountants
                                       -----------------------------------
                                       Moret Ernst & Young Accountants


Eindhoven, the Netherlands
August 24, 1998